UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE DELAWARE	333-56857 333-56857-01 333-56857-02	39-1927923 39-1928505 52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 10, 2007, Alliance Laundry Holdings LLC (the “Company”), entered into an amendment and waiver (the “Amendment and Waiver”) to the Company’s Credit Agreement, dated as of January 27, 2005, among the Company, Alliance Laundry Systems LLC, ALH Finance LLC, the Lenders party thereto, Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents party thereto, as amended by the First Amendment thereto, dated July 14, 2006 (the “Senior Credit Facility”). Among other things, the Amendment and Waiver waives (x) until November 13, 2007 the Company’s failure to timely provide its financial statements to the Administrative Agent for the quarterly period ended June 30, 2007 and (y) defaults arising from any potential restatement of the Company’s financial statements for the fiscal year ended December 31, 2006 and the fiscal quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and March 31, 2007. The Amendment and Waiver also increases the consolidated leverage ratio used in the Senior Credit Facility by 0.25 from 5.75 to 1:00 to 6.00 to 1.00 for the fiscal period ended June 30, 2007. The Amendment and Waiver also provides a 25 basis point increase in the applicable margin under the Senior Credit Facility and provides for a 1% prepayment fee in the event the term loans under the Senior Credit Facility are refinanced at a lower rate during the twelve months following the effective date of the Amendment and Waiver.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC (Registrant)

Date: September 11, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION (Registrant)

Date: September 11, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC (Registrant)

Date: September 11, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

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